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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nuvelo, Inc. of our report dated June 2, 2003, relating to the financial statements of Variagenics, Inc., which report is incorporated by reference to the Current Report on Form 8-K/A of Nuvelo, Inc. filed with the Securities and Exchange Commission on July 3, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 3, 2003